EXECUTION COPY

E*TRADE FINANCIAL CORPORATION

172,000,000 Shares of
Common Stock

($0.01 par value per share)

UNDERWRITING AGREEMENT

April 29, 2010

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
Sandler O’Neill & Partners, L.P.
Citadel Securities LLC
as Representatives of the several
Underwriters listed in Schedule 1 to the Underwriting Agreement
c/o MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

One Bryant Park
New York, NY 10036

Ladies and Gentlemen:

Certain stockholders named in Schedule 2 hereto (the “Selling Stockholders”) of E*TRADE Financial Corporation, a Delaware corporation (the “Company”), propose to sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Sandler O’Neill & Partners, L.P. and Citadel Securities LLC are acting as representatives (the “Representatives”), with respect to the sale by the Selling Stockholders, subject to the terms and conditions described below (this “Agreement”), of an aggregate of 172,000,000 shares (the “Underwritten Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company and, at the option of the Underwriters, up to an additional 25,800,000 shares of common stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”.

The Company and the Selling Stockholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-158636) for the registration of the Shares under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”); and such registration statement sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. As used herein, “Registration Statement” means such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Underwriters , including (1) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated April 17, 2009, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information; “Prospectus” means the prospectus (including the Basic Prospectus) in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares; and “Permitted Free Writing Prospectuses” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, any Preliminary Prospectus, the Basic Prospectus or the Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. At or prior to the Time of Sale (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated April 28, 2010 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Time of Sale” means 8:45 A.M., New York City time, on April 29, 2010.

1. Purchase of the Shares by the Underwriters.

(a) Each of the Selling Stockholders agrees, severally and not jointly, to sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from each of the Selling Stockholders at a purchase price per share of $1.68 (the “Purchase Price”) the number of Underwritten Shares (to be adjusted by the Representatives as to eliminate fractional shares) determined by multiplying the number of Underwritten Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from all of the Selling Stockholders hereunder.

In addition, Citadel Equity Fund Ltd. agrees to sell the Option Shares to the several Underwriters and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from Citadel Equity Fund Ltd. at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Selling Stockholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company and Citadel Equity Fund Ltd. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company and the Selling Stockholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company and the Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholders to the Representatives in the case of the Underwritten Shares, at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 at 10:00 A.M., New York City time, on May 4, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Company, the Representatives and the Selling Stockholders may agree upon in writing or, in the case of Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for any such payment for Option Shares, if other than the Closing Date, is herein referred to as an “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

2.	[Reserved]

3.           Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Underwriter and the Selling Stockholders, on and as of (i) the Time of Sale, (ii) the Closing Date and (iii) each Additional Closing Date, as applicable (each such date listed in (i) through (iii), a “Representation Date”), as follows:

(a)
No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof. The Pricing Disclosure Package as of the Time of Sale did not, and as of the Closing Date and, if applicable, as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date (other than the date hereof), in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date (other than the date hereof), the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement or omission in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning any Underwriter and furnished in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 10(c)).

(b)
Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus and the Preliminary Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act). Any such free writing prospectus relating to the Shares consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor any Underwriter is disqualified, by reason of Rule 164(f) or (g) under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.

(c)
The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)
The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and their results of operations, stockholders’ equity and cash flows for the periods specified, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The other historical financial and statistical information and data included in the Registration Statement, the Pricing Disclosure Package, Prospectus or any Permitted Free Writing Prospectus are, in all material respects, fairly presented.

(e)
Except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries and there has not been a Material Adverse Effect (as defined below), (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, except for such liabilities or obligations that, individually or in the aggregate, would not have a Material Adverse Effect and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except for such losses that, individually or in the aggregate, would not have a Material Adverse Effect. As used herein, “Material Adverse Effect” means a material adverse effect on the earnings, business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole.

(f)
The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(g)
Each of the subsidiaries of the Company listed on Schedule 3 hereto (the “Named Subsidiaries”) has been duly organized, and is validly existing and in good standing under the laws of its respective jurisdictions of formation or organization, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Named Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (“Liens”), except as to Liens disclosed in the Prospectus. Each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) of the Company is a Named Subsidiary.

(h)
The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package, the

Prospectus or any Permitted Free Writing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or any of its significant subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company or any such significant subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus.

(i)	[Reserved.]

(j)
The Company has full right, power and authority to execute and deliver this Agreement and perform its obligations hereunder or thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(k)	This Agreement has been duly authorized, executed and delivered by the Company.

(l)
This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus.

(m)
Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(n)
The execution, delivery and performance by the Company of this Agreement, the compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby will not (i) contravene, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) contravene or result in any violation of the provisions of the charter or bylaws of the Company or (iii) contravene or result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement and compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby, except as have been made or obtained and except as may be required by and made with or obtained from state securities laws or regulations.

(o)
The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement do not require any consent or approval of any shareholders or any other securityholders of the Company.

(p)
The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(q)
Except as set forth in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, each of the Company and its Named Subsidiaries holds, and is in compliance in all material respects with, all material permits, licenses, authorizations, exemptions, orders and approvals (“Permits”), necessary for the operation of their respective businesses, and there are no proceedings pending to which the Company or any of its Named Subsidiaries is a party or, to the knowledge of the Company, threatened by any governmental entity seeking to terminate, revoke or limit any such Permits, nor, to the knowledge of the Company, do grounds exist for any such action by any governmental entities.

(r)
Each of the Company and its subsidiaries (i) has not violated its charter, by-laws or any other applicable organizational documents, (ii) has not defaulted, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (iii) is in compliance, in the conduct of its business, with all applicable laws, ordinances, governmental rules, capital regulatory requirements, regulations or court decrees to which it or its property or assets may be subject, including, but not limited to, the laws, regulations and rules administered by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Federal Reserve, the Office of Thrift Supervision (the “OTS”), the Federal Deposit Insurance Corporation (the “FDIC”), any applicable state, federal or self regulatory organization and the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act and the Bank Secrecy Act, except, in the case of clause (ii) and (iii) for any default or violation that is accurately described in all material respects in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus and any default or violation that would not have a Material Adverse Effect.

(s)
Each of the Company and ETB Holdings, Inc. is duly registered with the OTS as a savings and loan holding company under the Home Owners Loan Act, as amended (“HOLA”); E*TRADE Bank continues to hold a valid charter to do business as a federal savings bank; E*TRADE Bank meets the qualified thrift lender test under Section 10(m) of HOLA; and the Company is a savings and loan holding company under Section 10 of HOLA, as amended; and the direct and indirect activities of the Company and its subsidiaries comply with restrictions on holding company activities provided in Section 10 of HOLA. E*TRADE Bank is well capitalized according to the capital standards set forth by the OTS. E*TRADE Bank and its deposits are insured by FDIC to the fullest extent permitted by law.

(t)
Each of E*TRADE Securities LLC, E*TRADE Clearing LLC and E*TRADE Capital Markets, LLC is duly registered as a broker-dealer with the Commission, and is registered as a broker-dealer with each state and is a member in good standing of each self-regulatory organization where its business so requires.

(u)
None of the Company and its Named Subsidiaries (including E*TRADE Capital Management, LLC, Kobren Insight Management, Inc., Howard Capital Management, Inc. and E*TRADE Financial Advisory Services, Inc. (together, the “Advisers”)) (i) is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any legal or governmental proceedings pending or threatened, including but not limited to, any investigation with respect to any cease-and-desist order, consent agreement, any commitment letter or similar undertaking to, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, other than proceedings accurately described in all material respects in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus and proceedings that would not have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) is subject to, other than proceedings accurately described in all material respects in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or that they may be subject to an investigation, audit or other examination which is likely to lead to the imposition of any civil monetary or other penalties that would have a Material Adverse Effect, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means OTS, FDIC, the Federal Reserve Bank, and any other federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or the Commission, FINRA or any other applicable self regulatory organization, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(v)
The Company, E*TRADE Bank and each of the Company’s applicable subsidiaries have duly filed with the OTS and the FDIC, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations; provided that information as of a later date shall be deemed to modify information as of an earlier date; and the Company has previously delivered or made available to the Representatives which has requested the same accurate and complete copies of all such reports. Except as disclosed in the Registration Statement, the Pricing Disclosure

Package, the Prospectus or any Permitted Free Writing Prospectus, neither the Company nor E*TRADE Bank is subject to, or expects to be subject to, any formal or informal enforcement or supervisory action by the OTS or the FDIC. Neither the Company nor E*TRADE Bank has been required by the OTS or the FDIC to make material corrections or changes in its management, operations or policies or procedures, which to the knowledge of the Company or E*TRADE Bank, have not been substantially corrected or changed to the satisfaction of the regulators.

(w)
The Company has delivered or made available to the Representatives, a true and complete copy of the Company’s and its subsidiaries’ currently effective Forms BD and ADV as filed with the Commission and all other similar forms required to be filed with governmental entities. The information contained in such forms and reports was or will be, in the case of any forms and reports filed after the date of this Agreement, complete and accurate in all material respects as of the time of filing thereof.

(x)
Except for such as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries nor any of their respective officers, directors or employees has been the subject of any disciplinary proceedings or orders of any governmental entity arising under applicable laws or regulations which would be required to be disclosed on Forms BD or ADV except as disclosed thereon, and no such disciplinary proceeding or order is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, do grounds exist for any such material action by any governmental entity; and except as disclosed on such Form BD or ADV, neither the Company nor any of its subsidiaries nor any of their respective officers, directors or employees has been enjoined by the order, judgment or decree of any governmental entity from engaging in or continuing any conduct or practice in connection with any Company activity or in connection with the purchase or sale of any security.

(y)
Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or to a subsidiary of the Company, from making any other distribution on such subsidiary’s capital stock to the Company or to a subsidiary of the Company, from repaying to the Company or to a subsidiary of the Company any loans or advances to such subsidiary from the Company or a subsidiary of the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, other than prohibitions arising under applicable law.

(z)
There are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement and described in the Registration Statement, the Pricing Disclosure Package, Prospectus or any Permitted Free Writing Prospectus that are not so filed as exhibits to the Registration State-

ment, the Pricing Disclosure Package or described in the Registration Statement and the Prospectus.

(aa)
Deloitte & Touche LLP, who certified the financial statements and supporting schedules, if any, included or incorporated by reference in the Pricing Disclosure Package or the Prospectus, is (i) an independent certified public accountant with respect to the Company and the subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and (ii) registered with the Public Company Accounting Oversight Board.

(bb)
Each of the Company and its subsidiaries has filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof (taking into account any extension of time to file granted or obtained on behalf of the Company or any of its subsidiaries) and has paid all taxes due thereon (except as contested in good faith and adequately reserved for in accordance with GAAP), and no tax deficiency has been determined, as a result of a final determination, adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have) a Material Adverse Effect.

(cc)
The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(dd)	No client of the Advisers is currently registered as an investment company under the Investment Company Act of 1940.

(ee)
Each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(ff)
There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, and to the Company’s knowledge, have a Material Adverse Effect.

(gg)
No prohibited transaction (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries, excluding transactions effected pursuant to a statutory or administrative exemption, which would have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect; none of the Company, any subsidiary, or any entity that was at any time required to be treated as a single employer together with the Company under Section 414(b)(c)(m) or (o) of the Code or Section 4001(a)(14) of ERISA has at any time maintained, sponsored or contributed to, and none of the employee benefit plans of the Company or any subsidiary is, a single employer plan (within the meaning of Section 4001(a)(15) of ERISA), a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any subsidiary could incur liability under Section 4063 or 4064 of ERISA; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(hh)
The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ii)
The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountabil-

ity; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a15(c) of the Exchange Act, except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, as of December 31, 2009, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(jj)
The Company and each of its subsidiaries carry or are covered by insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the businesses which they are engaged or the Company believes in its reasonable judgment are adequate to protect the Company and its subsidiaries and their respective businesses.

(kk)
None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently included on the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by the OFAC or currently subject to any U.S. sanctions administered by the OFAC.

(ll)
Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm)
Other than as set forth in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, there are no material transactions, contracts, agreements or understandings that are required to be disclosed under Item 404 of Regulation S-K between any of the Company or any of its subsidiaries and (i) any director or executive officer of the Company or any of its subsidiaries, (ii) any nominee for elections as director of the Company or any of its subsidiaries, (iii) any 5% securityholder of the Company or any of its subsidiaries, or (iv) any member of the immediate family of the foregoing persons.

(nn)
The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as disclosed on Form BD, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)
There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp)
Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could reasonably be expected to give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(qq)
Other than pursuant to the Amended and Restated Registration Rights Agreement between the Company and Citadel Equity Fund Ltd. dated as of August 25, 2009, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders hereunder.

(rr)
The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company.

(ss)
No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt)
Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, is not based on or derived from sources that are reliable and accurate in all material respects.

(uu)
The Company is a “well-known seasoned issuer” as defined under the Securities Act and at the times specified in the Securities Act in connection with the offering of the Shares. The Company has paid or will pay the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act within the time period specified in such Rule.

(vv)
The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Select Market (the “Exchange”), nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The outstanding shares of the Common Stock have been approved for listing and the Shares being sold hereunder have been approved for listing, subject only to official notice of issuance, on the Exchange.

(ww)
There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement.

(xx)
The Common Stock (i) is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder and (ii) has an Average Daily Trading Volume of at least $1.0 million (as provided in Regulation M) and a public float of at least $150.0 million (as defined in Regulation M).

(yy)
There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Prospectus or Permitted Free Writing Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

Any certificate signed by any officer of the Company or any subsidiary delivered to any Underwriter or to counsel to the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4.     Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to each Underwriter and the Company that:

(a)
All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(b)
The execution, delivery and performance by such Selling Stockholder of this Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except in the case of (i) and (iii) above for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on such Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement.

(c)
Such Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date or each Additional Closing Date, as the case may be, by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the Closing Date or each Additional Closing Date, as the case may be, good and valid title to the Shares to be sold at the Closing Date or each Additional Closing Date, as the case may be, by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters. Citadel (as defined in the Preliminary Prospectus) and all affiliates thereof (other than individuals) that currently own Common Stock or any Convertible Debentures are parties to a “lock up” agreement referred to in Section 7.

(d)
Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e)
The Pricing Disclosure Package, at the Time of Sale did not, and at the Closing Date and as of each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Stockholder makes no representation and warranty with respect to any statements or omissions other than statements made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by such Selling Stockholder consists of the information about such Selling Stockholder set forth in the “Selling Stockholders” section of the Preliminary Prospectus.

(f)
Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Permitted Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(g)
As of the applicable effective date of the Registration Statement and any posteffective amendment thereto, the Registration Statement and any such posteffective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of each Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Stockholder makes no representation and warranty with respect to any statements or omissions other than statements made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder through the Representative expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by such Selling Stockholder consists of the information about such Selling Stockholder set forth in the “Selling Stockholders” section of the Preliminary Prospectus.

5.     Certain Covenants of the Company. The Company hereby agrees with each Underwriter as follows:

(a)
For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares (the “Prospectus Delivery Period”), before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document), (i) to furnish to the Representatives a copy of each such proposed amendment or supplement within a reasonable period of time before filing any such amendment or supplement with the Commission, (ii) that the Company shall not use or file any such proposed amendment or supplement to which the Representatives reasonably object, unless the Company’s legal counsel has advised the Company that filing such document is required by law, and (iii) that the Company shall not use or file any Permitted Free Writing Prospectus to which the Representatives reasonably object, unless the Company’s legal counsel has advised the Company that the use or filing of such document is required by applicable law.

(b)
To file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; to provide copies of the Pricing Disclosure Package, the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Next-Generation EDGAR System or any successor system thereto (collectively, “EDGAR”)) to the Representatives via email in “pdf” format on such filing date to e-mail accounts designated by the Representatives; and, at the Representatives’ request, to furnish copies of the Pricing Disclosure Package, the Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)
During the Prospectus Delivery Period, to file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and during such same period to advise the Representatives, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission, (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus (including any Preliminary Prospectus) relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Securities Act, (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Securities Act, (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of any Preliminary Prospectus, the Prospectus or for additional information, (vi) of the occurrence of any event as a result of which any

Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when such Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)
In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Securities Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)
To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state.

(f)
To make available to the Representatives at its offices in New York City, without charge, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Representatives, as many copies of the Pricing Disclosure Package and the Prospectus (or of the Pricing Disclosure Package or the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Representatives may reasonably request during the Prospectus Delivery Period; and for so long as this Agreement is in effect, the Company shall prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Securities Act.

(g)
If during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel to the Underwriters or counsel to the Company, to further amend or supplement the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Pricing Disclosure Package, the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Pricing Disclosure Package, the Prospectus or any such Permitted Free Writing Prospectus is de-

livered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Securities Act, in the case of such a determination by counsel to the Company, notice shall be given promptly, and confirmed in writing, to the Representatives to cease the solicitation of offers to purchase the Shares, and, in either case, the Company shall promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Pricing Disclosure Package, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(h)
To generally make available to its security holders as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in a form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering the twelvemonth period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)	[Reserved].

(j)
Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(k)
Except as otherwise agreed between the Company and the Underwriters, to pay all costs, expenses, fees and taxes in connection with (A) the preparation and filing of the Registration Statement (including registration fees pursuant to Rule 456(b)(1)(i) under the Securities Act), the Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (B) the registration and delivery of the Shares, (C) the preparation, printing and delivery to the Underwriters of this Agreement, the Shares, and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Shares and any cost associated with electronic delivery of any of the foregoing by the Underwriters to investors, (D) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters, (E) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (F) any filing for review of the public offering of the Shares by FINRA, (G) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm (H) the cost of preparing the certificates for the Shares; (I) the costs and charges of any transfer agent or registrar or paying agent and (J) the performance of the Company’s other obligations hereunder; provided that the Underwriters shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares and fees and disbursements of its counsel other than as specifically provided above or elsewhere in this Agreement.

(l)
Not to distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus and other materials permitted by the Securities Act or the rules and regulations promulgated thereunder.

(m)
To retain, pursuant to reasonable procedures developed in good faith, copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)	[Reserved].

(o)
For a period of 90 days after the date of the Prospectus, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Shares to be sold hereunder, (B) any options or other awards (including without limitation restricted stock or restricted stock units), or shares of Common Stock issued with respect to such options and other awards, granted under Company stock plans or otherwise in equity compensation arrangements with directors, officers employees and consultants of the Company and its subsidiaries and (C) any shares of Common Stock issued in connection with exchange transactions for the Company’s 12.5% Springing Lien Notes due 2017, 8% Senior Notes due 2011, 7.375% Senior Notes due 2013 and 7.875% Senior Notes due 2015 (including any shares of Common Stock issued upon conversion, exercise or exchange of any securities issued in such exchange transactions, including the issuance and conversion, exercise and exchange of Class A Convertible Debentures and Class B Convertible Debentures).

6. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders covenants and agrees with each Underwriter that:

(a) It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(b) It will cause its affiliates to exercise that number of Convertible Debentures (as defined in the Preliminary Prospectus) and deliver Common Stock to Citadel Equity Fund Ltd. to the extent necessary to deliver any Option Shares to the Underwriters.

7. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on each Additional Closing Date, as the case may be, as provided herein is subject to the following conditions:

(i) The respective representations, warranties and agreements on the part of the Company and the Selling Stockholders herein contained or contained in any certificate of an officer or officers of the Company and each of the Selling Stockholders delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii) The Company and each Selling Stockholders shall have performed and observed their respective covenants and other obligations hereunder in all material respects.

(iii) Trading in the Common Stock on the Exchange shall not have been suspended.

(iv) From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not disclosed in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or each Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(v) Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded any debt securities of or guaranteed by the Company or any of its subsidiaries by Moody’s Investors Service, Inc. or Standard & Poor’s (a division of the McGraw Hill Companies, Inc.) and (ii) neither organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities of or guaranteed by the

Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(vi) (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as applicable, prevent the sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as applicable, prevent the sale of the Shares.

(vii) (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); (C) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect.

(viii) No amendment or supplement to the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Representatives shall have reasonably objected in writing.

(ix) All filings with the Commission required by Rule 424 under the Act to have been filed by the Closing Date or any Additional Closing Date, as applicable, shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(x) The Company shall have delivered to the Representatives an officer’s certificate signed by one of the Company’s executive officers, dated the Closing Date, certifying as to the matters set forth in Exhibit A hereto.

(xi) The Company shall have delivered to the Representatives the opinion and negative assurance letter of Davis Polk & Wardwell LLP, special counsel to the Company, addressed to the Underwriters and dated the Closing Date, in the form of Exhibit B hereto.

(xii) The Company shall have delivered to the Representatives an opinion of internal counsel of the Company, addressed to the Underwriters and dated the Closing Date, in the form of Exhibit C hereto.

(xiii) The Representatives shall have received an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel to the Underwriters, addressed to the Underwriters and dated the Closing Date, addressing such matters as the Representatives may reasonably request.

(xiv) On the date of this Agreement and on the Closing Date and each Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date and each Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(xv) The Company shall have delivered to the Representatives a certificate signed by the Company’s corporate secretary, annexing, among other documents, the resolutions duly adopted by the Company’s board of directors authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares.

(xvi) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and the shareholders, officers and directors of the Company listed on Schedule 4 hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(xvii) The Company and each Selling Stockholder shall have delivered to the Representatives such other documents as the Representatives shall reasonably request.

(xviii)  [Reserved.]

(xix) Each of the Selling Stockholders shall have delivered to the Representatives an officer’s certificate signed by one of such Selling Stockholder’s executive officers, dated the Closing Date, certifying as to the matters set forth in Exhibit E hereto.

(xx) The Selling Stockholders shall have delivered to the Representatives the opinions of Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel to the Selling Stockholders and Maples and Calder, special Cayman counsel to the Selling Stockholders, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

All opinions, letters and other documents referred to above shall be satisfactory in form and substance to the Representatives.

8. Termination.

(a) This Agreement may be terminated in the absolute discretion of the Representatives if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to any Additional Closing Date, if, (A)(i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of the Exchange, the New York Stock Exchange or the American Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the Representatives’ judgment, is material and adverse or (v) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares or (B) in the case of any of the events specified in clauses (i) through (v), such event singly or together with any other such event specified in clauses (i) through (v) makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus. If the Representatives elect to terminate the obligations of the Underwriters pursuant to this Section 8, the Company and the Selling Stockholders shall be notified promptly in writing.

(b) If (i) this Agreement is terminated pursuant to Section 8(a), (ii) the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

9. Defaulting Underwriter.

(a) If, on the Closing Date or any Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date or the Additional Closing

Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or any Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or any Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company and the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 5(k) hereof and except that the provisions of Section 10 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

10.     Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package (or any amendment or supplement thereto) the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 10(c)).

(b) Each of the Selling Stockholders agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, to the extent such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus or any Pricing Disclosure Package, it being understood that such information consists solely of the information about such Selling Stockholder set forth in the “Selling Stockholders” section of the Preliminary Prospectus. In no event shall a Selling Stockholder be required pursuant to this Section 10(b) to indemnify the Underwriters in an amount in excess of the aggregate net proceeds before expenses received by such Selling Stockholder from the Underwriters for the Shares.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders to the same extent as the indemnity set forth in Section 10(a) and 10(b), but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus; it being understood that such information shall consist solely of the following: the third and tenth paragraphs under the heading “Underwriting” in the Preliminary Prospectus.

(d) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which in-

demnification may be sought pursuant to the preceding paragraphs of this Section 10, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 10. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 10 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriters, their affiliates, partners, directors and officers and any control persons of the Underwriters shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) If the indemnification provided for in Sections 10(a), 10(b) and 10(c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholders from the sale of the Shares to the total underwriting discounts and commissions received by the Underwriters in connection therewith bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 10(e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 10, in no event (i) shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) in no event shall a Selling Stockholder be required to contribute (x) other than to the extent the losses, claims, damages, liabilities or expenses arose from the written information furnished to the Company by the Selling Stockholder expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus, it being understood that the only such information furnished by any Selling Stockholder consists of the information about such Selling Stockholder set forth in the “Selling Stockholder” section of Preliminary Prospectus and the Prospectus, or (y) any amount in excess of the aggregate net proceeds before expenses received by such Selling Stockholder from the Underwriter for the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations hereunder and not joint.

(g) The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

11.     Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, to the applicable party at the addresses indicated below and:

(a)     if to the Representatives or the Underwriters:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Facsimile: (646) 855 3073
Attention: Syndicate Department with a copy to:
Facsimile: (212) 230-8730 Attention: ECM Legal

and

Sandler O'Neill & Partners, L.P.
919 Third Avenue
6th Floor
New York, NY 10022
Attention: General Counsel
Facsimile number: (212) 466-7996

and

Citadel Securities LLC
601 Lexington Avenue
New York, New York 10022
Attention: Toby Buchanan
Facsimile number: 312-267-7577

with a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street New York, NY 10005
Telecopy No.: (212) -269-5420 Confirmation No.: (212) 701-3000
Attention: Daniel J. Zubkoff, Esq. and Darren Silver, Esq.

(b)     if to the Company:

E*TRADE Financial Corporation
135 East 57th Street
New York, New York 10022
Attention: General Counsel and Chief Financial Officer
Facsimile No.: (571) 227-7576 and (571) 227-7598

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, California 94025
Facsimile No.: (650) 752-2111, (650) 752-3611 and (650) 752-3601
Confirmation No.: (650) 752-2001 and (650) 752-2011
Attention: Dan Kelly, Esq. and Sarah K. Solum, Esq.

(c)     if the Selling Stockholders, at:

Citadel Investment Group, L.L.C.
131 South Dearborn Street
Chicago, IL 60603
Attention: Adam Cooper

with a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Robert Schwenkel, Esq.
Facsimile No.: (212) 859-4000
Confirmation No.: (212) 859-8000

12.     No Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree (i) in rendering the services set forth herein, the Underwriters are acting, in their capacity as underwriters, solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholders and not as a financial advisor or fiduciary to, or agent of, the Company, the Selling Stockholders or any of its affiliates; (ii) the Underwriters may perform the services contemplated hereby in conjunction with their affiliates, and any of their affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms of this Agreement; (iii) each Underwriter is a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services, and in the ordinary course of business, each Underwriter and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own respective accounts or the accounts of customers, in debt or equity securities of the Company or its affiliates; and (iv) no Un-

derwriter is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction, and the Company and the Selling Stockholders must consult with their own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or the Selling Stockholders with respect thereto. Any review of the Company, any of its affiliates, any of the transactions contemplated hereby or any other matters relating to such transactions that is performed by the Underwriters or any of their affiliates will be performed solely for the benefit of the Underwriters, their affiliates and its agents and shall not be on behalf of, or for the benefit of, the Company or the Selling Stockholders, any of their respective affiliates or any other person.

13.     Governing Law; Construction.

(a) This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.     Submission to Jurisdiction, etc. Except as set forth below, no Claim may be commenced, prosecuted or continued by the Company or the Selling Stockholders in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholders consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholders irrevocably waive the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of any legal suit, action or proceeding in any way arising out of or relating to this Agreement or the performance of services hereunder. Each Underwriter, the Company and the Selling Stockholders, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding, claim or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement or the performance of services hereunder. The Company and the Selling Stockholders agree that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Selling Stockholders and may be enforced in any other courts in the jurisdiction of which the Company or the Selling Stockholders is or may be subject, by suit upon such judgment. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

15.     Parties in Interest. The agreements set forth herein have been and are made solely for the benefit of the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Section 10 hereof, the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and ex-

ecutors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16.     Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17.     Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Selling Stockholders, any other Indemnified Person and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s, any Selling Stockholder’s and the Underwriters’ respective businesses and/or assets.

18.     Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriters.

19.     Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the terms “affiliate” and “significant subsidiary” have the meanings ascribed thereto in Rule 405 under the Securities Act and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

20.     Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

21.     Affiliates. Lending affiliates of the Underwriters may have lending relationships with issuers of securities underwritten or privately placed by such Underwriter. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by such Underwriters will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of such Underwriters.

The Underwriters and one or more of their respective affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of the Common Stock or other securities of the Company, at the same time that such Underwriter is acting as an underwriter pursuant to this Agreement; provided that the Underwriters acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company or the Selling Stockholders, and that neither the Company nor the Selling Stockholders has nor shall any of them have control over any decision by the Underwriters and their respective affiliates to enter into any such transactions.

If the foregoing correctly sets for the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company, the Selling Stockholders and the Underwriters.

Very truly yours,

E*TRADE FINANCIAL CORPORATION

By: /s/ Bruce Nolop
Name: Bruce Nolop
Title: Chief Financial Officer

[Underwriting Agreement Signature Page]

CITADEL EQUITY FUND LTD.
By: Citadel Advisors LLC, its Portfolio Manager

By: /s/ Christopher L. Ramsay
Name: Christopher L. Ramsay
Title: Authorized Signatory

WINGATE CAPITAL LTD.
By: Citadel Advisors LLC, its Portfolio Manager

By: /s/ Christopher L. Ramsay
Name: Christopher L. Ramsay
Title: Authorized Signatory

[Underwriting Agreement Signature Page]

Accepted as of the
date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: /s/ Kaivan Michael Shakib
Name: Kaivan Shakib
Title: Managing Director

For themselves and the
Several Underwriters listed in
Schedule I to the foregoing
Agreement.

[Underwriting Agreement Signature Page]

SANDLER O'NEILL & PARTNERS, L.P.

By: Sandler O'Neill and Partners Corp.
the sole general partner

By: /s/ Brian R. Sterling
Name: Brian R. Sterling
Title: An Officer of the corporation

For themselves and the
Several Underwriters listed in
Schedule I to the foregoing
Agreement.

[Underwriting Agreement Signature Page]

CITADEL SECURITIES LLC

By: /s/ Toby Buchanan
Name: Toby Buchanan
Title: Authorized Signatory

For themselves and the
Several Underwriters listed in
Schedule I to the foregoing
Agreement.

[Underwriting Agreement Signature Page]

Annex A

172,000,000 shares (with an over-allotment option to purchase an additional 25,800,000 shares)

Price to Public: $1.75

Annex B

None

Schedule 1

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner and Smith In-	68,800,000
corporated
Sandler O’Neill & Partners, L.P.	60,200,000
Citadel Securities LLC	43,000,000

Total	172,000,000

Schedule 2
Selling Stockholders

Selling Stockholder	Number of Un-	Number of Option
	derwritten Shares	Shares
Citadel Equity Fund Ltd.	126,545,455	25,800,000
Wingate Capital Ltd.	45,454,545	—

Total	172,000,000

Schedule 3

Named Subsidiaries

E*TRADE Bank
E*TRADE Clearing LLC
ETFC Holdings, Inc.
E*TRADE Capital Markets LLC
E*TRADE Securities LLC
E*TRADE Savings Bank
E*TRADE United Bank
ETB Holdings, Inc.

Schedule 3

[Lock-Up Letters]

Steven Freiberg
Bruce Nolop
Michael Curcio
Greg Framke
Nicholas Utton
C. Cathleen Raffaeli
Robert A. Druskin
Ronald D. Fisher
Joseph Velli
Frederick W. Kanner
Michael K. Parks
Lewis E. Randall
Joseph L. Sclafani
Donna L. Weaver
Stephen H. Willard
Kenneth Griffin
Citadel Limited Partnership
Citadel Investment GROUP, L.L.C.
Citadel Equity Fund LTD
Citadel Securities LLC (f/k/a Citadel Derivatives Group, LLC)
Citadel Derivatives Trading LTD
Citadel Holdings I LP
Citadel Investment GROUP II, L.L.C.
Citadel Advisors LLC
Citadel Holdings II LP
Wingate Capital Ltd.

Exhibit D

FORM OF LOCK-UP AGREEMENT

_____________, 2010

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
Sandler O’Neill & Partners, L.P.
Citadel Securities LLC
as Representatives of the several
Underwriters listed in Schedule 1 to the Underwriting Agreement
c/o MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

One Bryant Park
New York, NY 10036

Re:     E*TRADE Financial Corporation --Public Offering

Ladies and Gentlemen:

Each of the undersigned understands that you, as Representatives of the several Underwriters (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with E*TRADE Financial Corporation, a Delaware corporation (the “Company”) and the Selling Stockholders, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Common Stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, each of the undersigned hereby agrees that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Sandler O’Neill & Partners, L.P. and Citadel Securities LLC on behalf of the Underwriters, such undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.01 per share par value, of the Company (the “Common Stock”) beneficially owned prior to the date hereof or any securities beneficially owned prior to the date hereof that are convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by any of the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock beneficially owned prior to the date hereof, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of such Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that are, in each case, beneficially owned prior the date hereof without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Sandler O’Neill & Partners, L.P. and Citadel Securities LLC, in each case other than, to the extent applicable to the undersigned, (A) with respect to any of the undersigned that is a corporation, limited liability company or limited partnership, distributions of shares of Common Stock to stockholders, members or partners of such undersigned, (B) transfers of shares of Common Stock as a bona fide gift or gifts, (C) dispositions of shares of Common Stock to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (D) dispositions of shares of Common Stock by will or under the laws of descent, (E) disposition of shares of Common Stock solely for the payment of taxes in connection with the vesting of restricted stock or stock options granted to the undersigned, (F) dispositions of shares of Common Stock pursuant to a 10b5-1 sales plan entered into prior to the date of this Letter Agreement, (G) exercise or assignment of option contracts entered into prior to the date of this Letter Agreement, (H) dispositions of shares of Common Stock obtained through the exercise or assignment of option contracts entered into prior to the date of this Letter Agreement, (I) transfers of shares of Common Stock to directors, officers or employees of such undersigned or its subsidiaries or affiliates, (J) dispositions of shares of Common Stock in the form of a pledge, hypothecation (provided such hypothecation does not require registration under the Securities Act) or encumbrance of Common Stock for financing purposes and (K) Permitted Transfers; provided that in the case of any distribution or transfer pursuant to clauses (A), (B), (C), (I) or (K), each donee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any distribution or transfer pursuant to clauses (A), (B), (C) or (I), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). For purposes of this Letter Agreement, “Permitted Transfers” shall mean any transfer by the undersigned (i) to an affiliate, (ii) to an acquiring or offering person in a transaction that is a “change of control” under the Company’s outstanding debt instruments or a tender offer for more than a majority of the outstanding shares of the Company’s Common Stock or (iii) to any other investment fund with respect to which the sponsor and discretionary investment manager or advisor of the undersigned or an affiliate thereof serves as a sponsor and discretionary investment manager or advisor. In addition, the undersigned agrees that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Sandler O’Neill & Partners, L.P. and Citadel Securities LLC on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

Each of the undersigned hereby represents and warrants that it has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of any of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives, as the case may be, of any of the undersigned.

Each of the undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, each of the undersigned shall be released from, all obligations under this Letter Agreement. Each of the undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement. In any event, this Letter Agreement shall automatically terminate and be of no further force and effect if the Underwriting Agreement is not entered into by the Company on or before May 7, 2010.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By: ________________________
Name:
Title: